Exhibit 4.1

GUESS? ROYALTY FINANCE LLC,
as Issuer

and

BNY MIDWEST TRUST COMPANY,
Indenture Trustee
on behalf of the Noteholders

INDENTURE

Dated as of April 28, 2003

$75,000,000

6.75% SECURED NOTES

ANNEX

Annex X	Definitions

EXHIBITS

Exhibit A	Form of Global Note
Exhibit B	Form of Definitive Note
Exhibit C	Rule 144A Certificate
Exhibit D	Form of Quarterly Servicer’s Report Certificate
Exhibit E	Form of Servicer Notice Regarding Distribution Account

This Indenture, dated as of April 28, 2003 (this “Indenture”), is between Guess? Royalty Finance LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), and BNY Midwest Trust Company, acting hereunder as indenture trustee and not in its individual capacity (herein, together with its successors in the trust hereunder, the “Indenture Trustee”).

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for issuance of notes as provided in this Indenture.  All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders.  The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

GRANTING CLAUSE

The Issuer hereby grants to the Indenture Trustee, for the benefit of the Noteholders, a security interest in (all of the following, the “Indenture Collateral”): (a) all Royalty Receivables whether now existing or hereafter created, and all funds collected or to be collected in respect thereof and all other assets contributed to the Issuer pursuant to the Receivables Contribution Agreement; (b) all monies and securities, including, without limitation, all Eligible Investments from time to time held by, or on behalf of, the Indenture Trustee under the terms of this Indenture, including amounts set apart and transferred to the Transaction  Accounts and all investment earnings on any of the foregoing, subject to disbursements from such accounts in accordance with the provisions of this Indenture; (c) the Related Contracts, including all rights to receive payment of any amounts which may become payable to the Issuer thereunder (directly or as assignee thereof) and all payments received by the Issuer thereunder and all rights of the Issuer to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments due and payable to the Issuer thereunder to become due and payable thereunder and all rights of action of the Issuer in respect of any breach thereof and all rights of the Issuer to indemnification and to receive damages or obtain other relief with respect thereto, together with all instruments, chattel paper or letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of any amounts due and payable to the Issuer under (directly, or as assignee thereof), the Related Contracts (collectively, the “Related Contract Proceeds”); (d) any and all other property of every kind and nature from time to time which was heretofore or hereafter is, by delivery or by writing of any kind, conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder, by the Issuer or by any other Person, with or without the consent of the Issuer, to the Indenture Trustee, which is hereby authorized to receive any and all such property at any time and at all times to hold and apply the same subject to the terms hereof; and (e) all proceeds of any of the foregoing; subject however, to the lien created pursuant to the Guarantee.

This grant of a security interest is made to the Indenture Trustee, in trust, to secure (i) the payment of all amounts due and to become due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture, and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee acknowledges the grant of a security interest as provided above and accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required to the end that the interests of the Noteholders may be adequately and effectively protected.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.   Definitions.  Capitalized terms used in this Indenture shall have the respective meanings assigned to such terms in Annex X unless otherwise defined herein.  The following terms which are defined in the UCC in the State of New York shall have the meanings set forth therein:  “account”, “certificated security,” “control,” “deposit account”, “financial asset,” “entitlement order,” “general intangible,” “investment property,” “securities account” and “security entitlement.”

SECTION 1.2.   Rules of Construction.  Unless the context otherwise requires:

(a)                                  a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 “including” means including without limitation;

(e)                                  words in the singular include the plural and words in the plural include the singular;

(f)                                    any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and

(g)                                 the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; Section, subsection and Schedule references contained in this Indenture are references to Sections, subsections and Schedules in or to this Indenture unless otherwise specified.

ARTICLE II

THE NOTES

SECTION 2.1.   Form.  The Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth as Exhibit A (Global Note) or Exhibit B (Definitive Note), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

SECTION 2.2.   Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.  Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee or the Authenticating Agent, on behalf of the Indenture Trustee, shall, upon receipt of an Issuer Order, authenticate and deliver for original issue, Notes in an aggregate principal amount of $75,000,000 (the “Notes”).  The aggregate principal amount of the Notes at any time may not exceed such amount, except as otherwise provided herein.

Each Note shall be dated the date of its authentication.  The Global Notes shall be issuable as registered notes in a minimum denomination of $100,000 and in integral multiples of $1,000 in excess thereof.  Each Note sold to accredited investors (“Accredited Investors”) as defined in Rule 501 under the Securities Act (the “AI Notes”) shall be issuable as registered, certificated notes in a minimum denomination of $500,000 and in integral multiples of $1,000 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication by the Indenture Trustee substantially in the form provided for herein by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Indenture Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate Notes (the “Authenticating Agent”).  Unless otherwise provided in the appointment, the Authenticating Agent may authenticate Notes whenever the Indenture Trustee may do so.  Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such agent.  The Authenticating Agent shall have the same rights as an agent to deal with the Issuer and Affiliates of the Issuer.

SECTION 2.3.   Temporary Notes.  Pending the preparation of Global Notes or Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary notes are issued, the Issuer will cause Global Notes or Definitive Notes to be prepared without unreasonable delay.  After the preparation of Global Notes or Definitive Notes, the temporary notes shall be exchangeable for Global Notes or Definitive Notes upon surrender of the temporary notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder.  Upon surrender for cancellation of any one or more Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like tenor and principal amount of Global Notes or Definitive Notes in authorized denominations. Until so exchanged, the temporary notes shall in all respects be entitled to the same benefits under this Indenture as Global Notes or Definitive Notes.

SECTION 2.4.   Registration; Registration of Transfer and Exchange; Transfer Restriction; Restrictive Legends.  (a)  The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The Note Registrar, acting as agent of the Issuer, shall register and transfer Notes as herein provided.  Upon resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar.  The Issuer appoints BNY Midwest Trust Company as “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, any action required to be taken by the Indenture Trustee in such capacity shall be deemed to refer to the Note Registrar appointed in its stead.  The Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and the amounts and number of such Notes.

An institution succeeding to the corporate agency business of the Note Registrar shall continue to be the Note Registrar without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Note Registrar.

The Note Registrar shall maintain in the City of New York an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange.  The Note Registrar initially designates the office of its designee, The Bank of New York, located at:  101 Barclay Street, 7W, New York, NY  10286, as its office for such purposes.  The Note

Registrar shall give prompt written notice to the Servicer and to the Noteholders of any change in the location of such office or agency.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, the Issuer shall execute, and the Authenticating Agent shall authenticate and the Noteholder shall obtain from the Note Registrar or the Indenture Trustee in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

At the option of a Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Authenticating Agent shall authenticate and the Noteholder shall obtain from the Note Registrar, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located in the city in which the Note Registrar’s office is located, or by a member firm of a national securities exchange, and such other documents as the Note Registrar may require.

The Issuer, the Note Registrar or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 not involving any transfer.  The Note Registrar and Indenture Trustee are not authorized to impose any other charge or impost in connection with the registration of any transfer or exchange of any Note.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

Neither the Indenture Trustee nor the Note Registrar shall have any responsibility to monitor or restrict the transfer of beneficial ownership in any Note an interest in which is transferable through the facilities of DTC or any successor that is a Clearing Agency.

(b)                                 Notwithstanding any other provisions hereof to the contrary:

(i)                                     A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided, however, that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note and shall not prohibit any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.4(b).

(ii)                                  Upon any such exchange or transfer of all or a portion of any Global Note for a Definitive Note or an interest in a Global Note, the Global Note from which an interest is to be so exchanged or transferred will be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Definitive Note or the interest to be so exchanged or transferred for an interest in a Global Note only in accordance with the applicable rules and procedures of the Depositary (the “Applicable Procedures”) (including any certification requirement intended to ensure that transfers and exchanges of beneficial interests in a Global Note comply with Rule 144A under the Securities Act) and any Applicable Procedures, as may be adopted from time to time by the Issuer and the Note Registrar.  Until so exchanged or transferred in full, such Global Note will in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.

(iii)                               Prior to any such exchange or transfer of all or a portion of any Definitive Note for a Definitive Note, the transferor shall deliver to the Indenture Trustee a duly completed Rule 144A Certificate in the form of Exhibit C attached hereto or an Opinion of Counsel and such other certifications and evidence as the Indenture Trustee may reasonably require to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.  Upon delivery of a duly completed Rule 144A Certificate or an Opinion of Counsel, the Indenture Trustee will (x) cancel the Definitive Note being transferred or exchanged, (y) deliver one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the holder of the cancelled Definitive Note (in the case of an exchange), registered in the name of such transferee or holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the cancelled Definitive Note, deliver to the holder thereof one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the cancelled Definitive Note, registered in the name of the holder thereof.  All or a portion of any AI Note may be exchanged or transferred for a beneficial interest in a Global Note, provided that the holder of the AI Note deliver to the Indenture Trustee a 144A Certificate and any other evidence reasonably requested by the Indenture Trustee to ensure that transfers and exchanges of Notes comply with Rule 144A under the Securities Act and provided, further, that the Issuer shall issue and the Indenture Trustee shall authenticate a new Global Note (such Global Note having an original CUSIP number, registered in the name of the Depositary) and the transferor shall pay a sum sufficient to cover fees and expenses related to the issuance and authentication of such Global Note, the registration of such Global Note in the name of the Depositary and any other fees or expenses incurred by the Issuer or the Indenture Trustee in connection with any registration of transfer or exchange of the AI Notes.

(iv)                              Until such time as the Notes cease to be “restricted securities” (as defined in Rule 144 (a) (3) of the Securities Act), each Purchaser (other than the Initial Purchaser) of the Notes (including, without limitation, any purchaser of an interest in the Global Notes) will be deemed to have represented and agreed as follows:

(A)                              It is (x) a Qualified Institutional Buyer as defined in Rule 144A and is acquiring the Notes for its own institutional account or for the account or accounts of a Qualified Institutional Buyer or, in the case of A1 Notes only, (y) an Accredited Investor as defined in Rule 501 and is acquiring the Notes for its own account;

(B)                                It understands that the Notes are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes, such Notes may be resold, pledged or transferred only in a transaction meeting the requirements of Rule 144A to a person who the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or forth the account or accounts of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A; and

(C)                                It understands that each Note will bear a legend substantially to the effect of the Securities Act Legend and each Global Note will also bear a legend substantially to the effect of the Global Note Legend.

(c)                                  Each Note shall bear the following legends (the “Securities Act Legend”) to the extent indicated:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER [FOR NON AI NOTES — THE ORIGINAL ISSUE DATE HEREOF][FOR AI NOTES – THE LAST DATE AS OF WHICH ANY OF GUESS? ROYALTY FINANCE LLC (THE “ISSUER”) OR ANY

AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A (A “QIB”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE ISSUER AND THE INDENTURE TRUSTEE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL (WHICH COUNSEL MAY BE IN-HOUSE COUNSEL), CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(d)                                 The Global Notes shall bear the following legend (the “Global Note Legend”):

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(e)                                  The Global Notes shall bear the following legend so long as the Depositary with respect thereto is The Depository Trust Company:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, TO THE ISSUER OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

(f)                                    The required legends set forth above shall not be removed from the applicable Notes except as provided herein.  The legend required for a Note may be removed from such Note if there is delivered to the Issuer and the Note Registrar such satisfactory evidence, which may include an Opinion of Counsel (including of in-house counsel) as may be reasonably required by the Issuer that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such note will not violate the registration requirements of the Securities Act.  Upon provision of such satisfactory evidence, the Indenture Trustee at the direction of the Issuer shall authenticate and deliver in exchange for such Note a Note or Notes having an equal aggregate Original Principal Amount that does not bear such legend.  If such a legend required for a Note has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 under the Securities Act and instructs the Indenture Trustee to cause a legend to appear thereon.

SECTION 2.5.   Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such indemnity (which in the case of the purchasers purchasing the Notes on the Closing Date need only be such purchaser’s unsecured promise of indemnity in form reasonably satisfactory to the Indenture Trustee if such purchaser is an institutional investor and so long as such purchaser or its parent company (if the parent company is providing the indemnity) has a total net worth or capital surplus of $100,000,000 or more) as may be reasonably required by the Issuer or the Indenture Trustee to hold them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its written request the Indenture Trustee or the Authentication Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer, the Note Registrar or the Indenture Trustee may require the payment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.  The Note Registrar and Indenture Trustee are not authorized to impose any other charge or impost in connection with the registration of any replacement Note.

Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6.   Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Note Registrar, any Paying Agent and any of their respective agents shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note, delivery of all notices in respect of such Note, determination of matters put to the vote of Note Holders and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or the Note Registrar nor any of their respective agents shall be affected by notice to the contrary.

SECTION 2.7.   Payment of Principal and Interest.  (a)  On each Payment Date during the Controlled Amortization Period, principal shall be payable in respect of the Notes in an amount equal to the lesser of (i) the Target Principal Reduction Amount for such Payment Date and (ii) Available Principal Collections for such Payment Date.  On each Payment Date occurring during the Rapid Amortization Period, principal shall be payable in respect of the Notes in an amount equal to the lesser of (i) Available Principal Collections on such Payment Date and (ii) the unpaid principal amount of the Notes.  The unpaid principal amount of the Notes shall be due and payable on the Maturity Date.  The Notes so paid may not be reissued hereunder.

(b)                                 Accrued interest with respect to the Notes shall be payable on each Payment Date.  The amount of interest so payable on each Payment Date shall be equal to the product of (i) the outstanding principal amount of the Notes on the preceding Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to any repayment of the Notes occurring on such preceding Payment Date and (ii) the Interest Rate divided by four; provided that, with respect to the initial Payment Date, interest on the Notes will be calculated based upon the Interest Rate per annum from the Closing Date to the initial Payment Date calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Any interest that is not paid on any Payment Date when due shall bear interest at a rate per annum equal to the Interest Rate until paid in full.  Any such past due interest, together with the accrued interest thereon, shall be payable on the succeeding Payment Date.  Any portion of the principal of the Notes that remains unpaid after the Maturity Date or date as of which the Notes are accelerated in connection with any Event of Default or Enforcement Event will bear interest at the Interest Rate plus 2% per annum (the “Default Rate”).

(c)                                  Per annum interest rates hereunder shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months.

SECTION 2.8.   Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Note Registrar, be delivered to the Note Registrar and shall be promptly canceled by the Note Registrar.  The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Notes may be held or disposed of by the Note Registrar in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Note Registrar.

SECTION 2.9.   Global Notes.  (a)  The Notes (other than the AI Notes), upon original issuance, shall be issued in the form of typewritten Global Notes registered in the name of the Depositary or its nominee and no Note Owner of such Notes will receive a definitive note representing such Note Owner’s interest in the Notes, except definitive, fully registered Notes that have been issued to Note Owners in accordance with Section 2.11 (any definitive notes issued in accordance with Section 2.11, the “Definitive Notes”).

Unless and until Definitive Notes are issued to replace Global Notes, the Issuer, the Indenture Trustee, the Paying Agent and the Note Registrar may deal with the Depositary and its participants for all purposes (including the making of distributions on the Notes) as the authorized representatives of the Note Owners of Global Notes and the rights of Note Owners of Global Notes shall be exercised only through the Depositary and its participants and shall be limited to those established by law and agreements between Note Owners of Global Notes and the Depositary and such participants.  Unless and until Definitive Notes are issued in exchange for Global Notes pursuant to Section 2.11, the Depositary will make book-entry transfers among its participants and receive and transmit distributions of principal and interest on the Global Notes to its participants.

(b)                                 Neither any members of, nor participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Indenture Trustee and any agent thereof as the absolute owner and holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee or impair, as between the Depositary, its Agent Members and any other Persons on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of any Noteholder.

(c)                                  Each of the Notes initially (other than AI Notes) will be issued in the form of one or more Global Notes in fully registered form, without coupons, registered in the name of the Depositary or its nominee and deposited with the Indenture Trustee, as custodian of the Depositary.

SECTION 2.10.   Notices to Depositary.  Whenever a notice or other communication to the holders of Global Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to such Noteholders pursuant to Section 2.11, the Indenture Trustee or its agent shall give all such notices and communications specified herein to be given to Noteholders of the Global Notes to the Depositary, and shall have no obligation to such Noteholders.  Prior to the issuance of Definitive Notes, if so instructed by the Issuer, the Trustee will also deliver notices to specific Noteholders on the dates they are delivered to the Depositary.  With respect to the Holders who are purchasing Notes from the Initial Purchaser on the Closing Date, the Issuer hereby instructs the Indenture Trustee to forward to such Holders copies of all notices and communications received by, or sent by the Indenture Trustee hereunder, at the addresses to be supplied by such Holders to the Indenture Trustee; provided, however, that in no event shall the Indenture Trustee incur any liability or have an obligation to send notices to any Holder pursuant to this Section if any Holder fails to timely supply the Indenture Trustee with a proper address or a timely notice of a change of address.

SECTION 2.11.   Definitive Notes.  AI Notes will be issued as Definitive Notes.  Additionally, Global Notes may be exchanged for Definitive Notes if (a) the Depositary notifies the Issuer, the Registrar or the Indenture Trustee in writing that it is no longer willing to continue as Depositary hereunder or has ceased to be a Clearing Agency and the Indenture Trustee is unable to locate a qualified successor Depositary or (b) the Issuer at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Depositary, the Note Registrar at the request of the Issuer or the Indenture Trustee shall notify all Note Owners of Global Notes, through the Depositary, of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners.  In addition, if after the occurrence of an Event of Default, the Majority Holders advise the Indenture Trustee and the Depositary through the Agent Members in writing, and if the Depositary shall so notify the Indenture Trustee that the continuation of a book-entry system through the Depositary is no longer in the best interests of the Note Owners, then the Depositary shall notify all such Note Owners of the occurrence of any such event and of the availability of Definitive Notes to the Note Owners requesting the same. Upon the giving of such notice and the surrender to the Note Registrar of the Global Notes by the Depositary, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate and (if the Note Registrar is different than the Indenture Trustee, then the Note Registrar shall) deliver the Definitive Notes in accordance with the instructions of the Depositary.  Upon issuance of Definitive Notes in accordance with this Section 2.11, all references to obligations imposed upon or to be performed by the Depositary shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders hereunder.  If Definitive Notes are to be issued in accordance with this Section 2.11, the Issuer shall promptly make available to the Note Registrar a reasonable supply of Definitive Notes.

SECTION 2.12.   Authenticating Agent.  (a)  The Indenture Trustee may appoint one or more authenticating agents (each, an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes.  Whenever reference is made in this Indenture to the authentication of the Notes by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Indenture Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Indenture Trustee by an Authenticating Agent.  The Indenture Trustee appoints BNY Midwest Trust Company as Authenticating Agent hereunder.

(b)                                 Any institution succeeding to the corporate agency business of an Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Authenticating Agent.

(c)                                  An Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer.  The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Indenture Trustee or the Issuer, the Indenture Trustee promptly may appoint a successor Authenticating Agent with the consent of the Issuer.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless acceptable to the Issuer.

(d)                                 The provisions of Sections 6.1, 6.2, 6.3, 6.4, 6.7 and 6.9 shall be applicable, mutatis mutandis, to any Authenticating Agent.

(e)                                  Pursuant to an appointment made under this Section, the Notes may have endorsed thereon, in lieu of the Indenture Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Notes issued under the within mentioned Indenture.

BNY MIDWEST TRUST COMPANY , as Indenture Trustee

By:
Name:
Title: Authorized Signatory

BNY MIDWEST TRUST COMPANY, as Authenticating Agent for the Indenture Trustee

By:
Name:
Title: Authorized Signatory

SECTION 2.13.   Appointment of Paying Agent.  (a)  The Issuer may appoint a Paying Agent with respect to the Notes.  The Paying Agent shall have the revocable power to withdraw funds from the Trust Accounts and make distributions to the Noteholders, the Indenture Trustee, the Issuer and the Servicer pursuant to the provisions hereof.  The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect or for other good cause.  Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Issuer and the Indenture Trustee.  In the event that any such Paying Agent shall no longer be the Paying Agent, the Indenture Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company and may be the Indenture Trustee) with the consent of the Issuer, which consent shall not be unreasonably withheld.  If at any time the Indenture Trustee shall be acting as the Paying Agent, the provisions of Sections 6.1, 6.2, 6.3, 6.4, 6.7 and 6.9 shall apply, mutatis mutandis, to the Indenture Trustee in its role as Paying Agent.

The Issuer will cause each Paying Agent, other than the Indenture Trustee, to execute and deliver to the Issuer an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)                                     hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)                                  give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)                               at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)                              immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Notes if at any time it ceases to meet the standards required to be met by the Paying Agent at the time of its appointment; and

(v)                                 comply with all requirements of applicable law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)                                 The Indenture Trustee in its capacity as initial Paying Agent hereunder agrees that it (i) will hold all sums held by it hereunder for payment to the Noteholders in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Noteholders and (ii) shall comply with all requirements of applicable law with respect to the withholding from any payments made by it on any Note of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(c)                                  An institution succeeding to the corporate agency business of the Paying Agent shall continue to be the Paying Agent without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Paying Agent.

SECTION 2.14.   Servicer’s Reports.  The Indenture Trustee shall deliver to the Issuer and to each Rating Agency each Quarterly Servicer’s Report delivered to the Indenture Trustee by the Servicer on behalf of the Issuer pursuant to the Servicing Agreement.  The Indenture Trustee shall review each Quarterly Servicer’s Report solely for verification of amounts deposited into, withdrawn from and on deposit in the Trust Accounts as described therein, verification of the mathematical accuracy of servicer calculations at face value (including the Historical Coverage Ratio and Prospective Coverage Ratio) and calculation of principal and interest due on the related Payment Date, shall cooperate with the Servicer to correct any errors therein and to resolve any disputes with respect to any such calculations or verifications prior to the relevant Payment Date, and shall deliver to the Issuer and to each Rating Agency at the time it delivers each Quarterly Servicer’s Report a certificate (the “Quarterly Servicer’s Report Certificate”) in substantially the form set forth as Exhibit D.  The Indenture Trustee will distribute a Quarterly Servicer’s Report to any Note Owner that may from time to time request such report in writing (provided that such Note Owner has provided to the Indenture Trustee a current mailing address, email address or fax number and evidence, reasonably satisfactory to the Indenture Trustee, that it is a Note Owner).

SECTION 2.15.   Tax Treatment.  (a)  All payments by the Issuer in respect of any Note will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature imposed or levied by or on behalf of the United States or any political subdivision or authority thereof or therein having power to tax (“Taxes”), unless such withholding or deduction is required by law.

(b)                                 The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that the Notes qualify as indebtedness for United States federal income tax purposes.  Each of the Issuer, the Indenture Trustee, and each Noteholder and Note Owner, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes as indebtedness for United States federal income tax purposes.

SECTION 2.16.   CUSIP Numbers.  The Issuer in issuing the notes will use CUSIP numbers and the Indenture Trustee will use CUSIP numbers in notices as convenience to the Holders; provided that any such notice may state that no representation is made to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification number printed on the Notes, and any such notice will not be affected by a defect in or omission of such numbers.  The Issuer will promptly notify the Indenture Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

COVENANTS; REPRESENTATIONS AND WARRANTIES

SECTION 3.1.   Payment of Principal and Interest.  The Issuer shall duly and punctually pay the principal and interest of the Notes in accordance with the terms of this Indenture.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

SECTION 3.2.   Maintenance of Office or Agency.  The Issuer will maintain in the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange.  The Issuer hereby initially appoints the Note Registrar to serve as its agent for the foregoing purposes.  The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3.   Money for Payments to be Held in Trust.  All moneys received by or on behalf of the Indenture Trustee or its agents hereunder shall be segregated by the Indenture Trustee or its agents in accordance with the provisions hereof and shall be held in trust for the benefit of the Persons entitled thereto.  As provided in Article VIII all payments of amounts due and payable with respect to the Notes shall be made on behalf of the Issuer by the

Indenture Trustee or by another Paying Agent, and no amounts withdrawn from the Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by delivery of an Issuer Order, direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and upon receipt of an Issuer Order shall be paid over by the Indenture Trustee to the Issuer; and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to or for the account of the Issuer.  The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

SECTION 3.4.   Existence.  (a)  The Issuer will keep in full effect its existence, rights and franchises as a Delaware limited liability company and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Indenture Collateral.

(b)                                 The Issuer has not engaged in any activities since its formation (other than those incidental to its formation and other appropriate actions including the issue of beneficial interest, the proposed contribution of the Royalty Receivables, the authorization and issuance of the Notes, the execution of the Transaction Documents to which it is a party and the performance of the activities referred to in or contemplated by such agreements).

SECTION 3.5.   Compliance with Laws.  The Issuer will comply with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities in the jurisdiction of its formation and the rules and regulations thereunder except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply will not have a Material Adverse Effect.

SECTION 3.6.   Protection of Collateral.  (a)  This Indenture creates a valid and continuing security interest in the Indenture Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)                                 The Indenture Collateral constitutes General Intangibles, Accounts or Deposit Accounts.

(c)                                  The Issuer owns and has good and marketable title to the Indenture Collateral, free and clear of any Lien, claim or encumbrance of any Person.

(d)                                 The Issuer:

(i)                                     has caused, or will have caused, on or before the Closing Date, the filing of all appropriate (A) financing statements in the office of the Secretary of State of Delaware in order to perfect the security interest in the Indenture Collateral granted to the Indenture Trustee hereunder, and (B) filings with the United States Patent and Trademark Office to provide notice of such security interest; and

(ii)                                  has delivered to the Indenture Trustee a fully executed Lockbox Account Control Agreement pursuant to which the bank maintaining the Lockbox Account has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in the Lockbox Account without further consent of the Issuer.

(e)                                  Other than Liens created pursuant to the Transaction Documents, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Indenture Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Indenture Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or otherwise pursuant to the Transaction Documents.  The Issuer is not aware of any judgment or tax lien filings against the Issuer (other than Permitted Liens).

(f)                                    The Transaction Accounts are not in the name of any person other than the Issuer or the Indenture Trustee.  The Issuer has not consented to any bank maintaining a Transaction Account to comply with instructions of any person other than the Indenture Trustee; provided, that prior to an Event of Default, the Issuer and the Servicer may instruct the disposition of the funds in the Lockbox Account.

(g)                                 The Issuer will from time to time prepare (or shall cause to be prepared), execute, file and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)                                     maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)                                  perfect, publish notice of or protect the validity of the Lien and security interest created by this Indenture;

(iii)                               enforce the rights of the Indenture Trustee and the Noteholders in any of the Indenture Collateral; or

(iv)                              preserve and defend title to the Indenture Collateral and the rights of the Indenture Trustee and the Noteholders in the Indenture Collateral against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be filed by the Issuer pursuant to this Section.

(h)                                 So long as this Indenture is in effect and any Notes are outstanding, the Issuer agrees that (a) each representation, warranty and agreement made pursuant to this Section 3.6 shall survive and (b) the Issuer shall not waive, by course of conduct or in writing, any of the representations, warranties and agreements made pursuant to this Section 3.6.

SECTION 3.7.   Annual Opinion of Counsel.  On or before March 31 of each calendar year, commencing with March 31, 2004, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the Lien and security interest created by this Indenture and the Guarantee and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Liens and security interests.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the Lien and security interest of this Indenture and the Guarantee until March 31 in the following calendar year.

SECTION 3.8.   Performance of Obligations; Servicing of Payment Obligations; Inspection.  (a)  The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Indenture Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in, or permitted by, this Indenture, any other Transaction Document or such other instrument or agreement.

(b)                                 The Issuer may contract with other Persons to assist it in performing its duties and obligations under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

(c)                                  The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements included in the Indenture Collateral, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all financing statements, continuation statements, agreements, instruments, documents, or papers pursuant to Section 3.6, required to be filed by the terms of this Indenture, the Guarantee and any other applicable Transaction Document in accordance with and within the time periods provided for herein and therein.

(d)                                 If the Issuer shall have actual knowledge of the occurrence of a Servicer Default, the Issuer shall promptly notify the Indenture Trustee and each Rating Agency thereof.  Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee.  As soon as a Successor Servicer is appointed pursuant to the Servicing Agreement, the Issuer shall notify the Indenture Trustee and the Rating Agencies of such appointment (to the extent such party has not already been notified pursuant to the Servicing Agreement), specifying in such notice the name and address of such Successor Servicer.

(e)                                  The Issuer agrees that it will not waive timely performance or observance by the Servicer, or IP Holder of their respective duties under the Transaction Documents if the effect thereof would have a Material Adverse Effect.

SECTION 3.9.   Use of Proceeds.  The Issuer will distribute the net proceeds of the Notes after deduction of any expenses relating to its formation, minimum capitalization requirements or the issuance of the Notes, to IP Holder.

SECTION 3.10.   Negative Covenants.  So long as any Notes are outstanding, the Issuer shall not:

(a)                                  except as expressly permitted or required by the Transaction Documents, sell, transfer, exchange or otherwise dispose of, or permit the sale, transfer or other disposition of, any of the properties or assets of the Issuer, including those included in the Indenture Collateral, or otherwise fail to comply with any of the covenants or agreements set forth in its operating agreement;

(b)                                 claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under applicable law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Collateral;

(c)                                  (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenant or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien to be created on or extended to or otherwise arise upon or burden the Indenture Collateral or any part thereof or any interest therein or the proceeds thereof (other than Permitted Liens), (iii) permit the Lien created by this Indenture not to constitute a valid perfected security interest in the Indenture Collateral;

(d)                                 dissolve or liquidate in whole or in part;

(e)                                  issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for borrowed money except for the Permitted Indebtedness;

(f)                                    except as contemplated by the Transaction Documents, make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person;

(g)                                 make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty);

(h)                                 directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or (iii) set aside or otherwise segregate any amounts for any such purpose; provided that, so long as no Rapid Amortization Event, Trapping Event or Event of Default has occurred and is continuing, the Issuer may make, or cause to be made, any such distributions as are permitted, or not otherwise prohibited by, and to the extent funds are available for such purpose under, the Transaction Documents; or

(i)                                     directly or indirectly, make payments to or distributions from the Transaction Accounts except in accordance with this Indenture and the Transaction Documents.

SECTION 3.11.   Consolidations, Mergers, Sales of Assets.  Except as expressly contemplated herein and in the other Transaction Documents, the Issuer will not consolidate or merge with or into any other Person or sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person, other than its grant of the Indenture Collateral pursuant to this Indenture.  The Issuer will not create any Subsidiaries.

SECTION 3.12.   Conduct of Business and Maintenance of Existence.  The Issuer will not engage in any business activity other than as required or contemplated hereunder and under the other Transaction Documents, or such other activities that are necessary, suitable or desirable to accomplish the foregoing or are incidental thereto.  The Issuer will preserve, renew and keep in full force and effect its limited liability company existence and rights, privileges and franchises necessary or desirable in the normal conduct of business.

SECTION 3.13.   Amendment of Transaction Documents.  The Issuer will not agree or consent to any amendment, modification or waiver of any provision of any Transaction

Document (other than this Indenture and the Notes, amendments and modifications of which shall be governed by Article IX), without (x) the consent of the Indenture Trustee acting at the written direction of the Majority Holders and (y) the Rating Agency Condition having been satisfied with respect to such amendment, modification or waiver; provided, that the Issuer may agree to any amendment, waiver or modification of any such provision of any Transaction Document without any such consent or confirmation as follows:

(a)                                  to add to the covenants of the Issuer for the benefit of the Noteholders or surrender for the benefit of the Noteholders any right or power conferred upon the Issuer; or to add to the covenants of IP Holder, the Servicer for the benefit of the Issuer or surrender for the benefit of the Issuer any right or power conferred upon IP Holder or the Servicer;

(b)                                 to cure any ambiguity or to correct or supplement any provision contained in the Transaction Documents, which may be defective or inconsistent with any other provision contained therein or in any of the Transaction Documents; or

(c)                                  to make such other provisions in regard to matters or questions arising under the Transaction Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of the Noteholders; provided, however, that if requested by the Indenture Trustee or the Majority Holders, an Opinion of Counsel shall be addressed and delivered to the Indenture Trustee opining that such amendment, waiver or modification does not materially and adversely affect the rights of the Noteholders under this Indenture.

SECTION 3.14.   Restrictions on Certain Actions.  The Issuer will not take, or knowingly permit to be taken, any action which would terminate or discharge or prejudice the validity or effectiveness of any of the Transaction Documents or the validity, effectiveness or priority of the Liens created thereby or permit any party to any of the Transaction Documents whose obligations form part of the security created by this Indenture to be released from such obligations.

SECTION 3.15.   Notices; Information.  (a)  The Issuer agrees to give the Indenture Trustee and each Rating Agency, as soon as it receives notice thereof, prompt written notice of each Trapping Event, Rapid Amortization Event and Event of Default hereunder, of a Servicer Default and the existence of any Lien (other than Permitted Liens) imposed on any of the Indenture Collateral.

(b)                                 The Issuer will at all times give to the Indenture Trustee such information as the Indenture Trustee may reasonably require for the purpose of the discharge of the trusts, powers, rights, duties, authorities and discretions vested in it hereunder, or under any other Transaction Document or by operation of law.  Additionally, the Issuer will promptly deliver to the Indenture Trustee any notices, opinions of counsel, financial statements, officers’ certificates or other forms of communication that it receives pursuant to the terms of the Related Contracts.

(c)                                  The Issuer will take, or will cause Guess? to take, all action necessary to provide information to permit resales of the Notes pursuant to Rule 144A under the Securities Act, including furnishing to any Noteholder or owner of a beneficial interest in a Note, or to any prospective purchaser designated by such Noteholder or owner, upon request of such Noteholder or owner, financial and other information required to be delivered under paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).

SECTION 3.16.   Separate Existence.  The Issuer shall comply with all of the covenants and agreements set forth in its operating agreement, including those to:

(a)                                  maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Issuer will not be diverted to any other Person or for other than organizational uses of the Issuer, nor will such funds be commingled with the funds of IP Holder or any other Subsidiary or Affiliate of IP Holder;

(b)                                 to the extent that it shares the same officers or other employees as any of its members or Affiliates, ensure that the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and ensure that each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

(c)                                  to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, ensure that the costs incurred in so doing shall be allocated fairly among such entities, and ensure that each such entity shall bear its fair share of such costs.  To the extent that the Issuer contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs.  All material transactions between the Issuer and any of its Affiliates, whether currently existing or hereafter entered into, shall be only on terms negotiated at an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (c);

(d)                                 maintain office space separate from the office space of Guess? and its Affiliates (but which may be located at the same address as Guess? and its Affiliates); provided, that segregated offices in the same building shall constitute separate addresses for purposes of this clause (d).  To the extent that the Issuer and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(e)                                  conduct its affairs in its own name and strictly in accordance with its organizational documents and observe all necessary, appropriate and customary organizational formalities, including, but not limited to, holding all regular and special members’ and managers’ meetings appropriate to authorize all organizational action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(f)                                    not assume or guarantee any of the liabilities of IP Holder, the Servicer or any Affiliate of any thereof; and

(g)                                 take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (i) ensure that the assumptions and factual recitations set forth in the Bankruptcy Opinion remain true and correct in all material respects with respect to the Issuer and (ii) comply with those procedures described in such provisions which are applicable to the Issuer.

SECTION 3.17.   Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.18.   Issuer Representations.

(a)                                  The execution, delivery and performance of this Indenture in accordance with its terms and the consummation of the transactions contemplated hereby by the Issuer do not and will not (i) require the consent or approval of any Person, except for such consents and approvals as have already been obtained and (ii) violate any applicable laws.

(b)                                 The Issuer is not required to obtain any consent, approval, authorization, permit or license from, or effect any filing or registration with any Governmental Authority in connection with the execution, delivery and performance of this Indenture in accordance with its terms other than filings intended to perfect the security interest granted hereunder.

(c)                                  As of the date hereof, the Issuer is organized under the laws of the State of Delaware.

(d)                                 Reference is made to the representations and warranties of IP Holder set forth in Section 4.3 of the Receivables Contribution Agreement.  The Issuer hereby adopts as its own and confirms the accuracy as of the date hereof, being deemed to restate here to the same extent as if set forth in full herein, all such representations and warranties to the Indenture Trustee for the benefit of the Noteholders.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1.   Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Section 3.3, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

(a)                                  either

(i)                                     all Notes theretofore authenticated and delivered (other than (x) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2. 5 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation and been paid in full; or

(ii)                                  all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable,

and the Issuer, in the case of Section 4.1(a)(ii) has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due and for the purposes of Sections 3.6 and 3.10 such cash or direct obligations of or obligations guaranteed by the United States shall thereafter be deemed the Indenture Collateral;

(b)                                 the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)                                  the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel and each meeting the applicable requirements of Section 11.1 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.2.   Application of Trust Money.  All moneys deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest.

SECTION 4.3.   Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

REMEDIES

SECTION 5.1.   Rapid Amortization Events.  If any one of the following events shall occur (each a “Rapid Amortization Event”):

(a)                                  on any Payment Date, (i) the Historical Coverage Ratio as of the preceding Determination Date is less than 110% or (ii) the Prospective Coverage Ratio as of the preceding Determination Date is less than 107.5%;

(b)                                 a Servicer Default shall have occurred; or

(c)                                  an Event of Default shall have occurred;

then, a Rapid Amortization Event shall occur, without giving of further notice or any other action on the part of the Indenture Trustee or any Holder, immediately upon occurrence of such event.

SECTION 5.2.   Events of Default.  “Event of Default”, wherever used herein, means the occurrence and continuance of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  the Issuer shall amend its organizational documents without the written consent of the Majority Holders and confirmation by each Rating Agency that the Rating Agency Condition is satisfied;

(b)                                 the Issuer shall fail to pay (i) any principal of any Note on the Maturity Date; or (ii) any interest in accordance with the terms hereof, and such failure to pay such interest shall continue for a period of five (5) Business Days;

(c)                                  any representation or warranty made or deemed made by the Issuer herein or in any other Transaction Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Indenture or any such other Transaction Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, and shall, at the time of such determination, have a Material Adverse Effect, and such inaccuracy, if curable, is not cured within twenty (20) Business Days after the earlier of (1) any Responsible Officer of IP Holder becoming aware thereof or (2) notice to the Issuer from the Indenture Trustee (or to the Issuer and Indenture Trustee from the Holders of not less than 25% of the Outstanding Principal Balance of the Notes Outstanding);

(d)                                 the Issuer shall default in the observance and performance of any agreement (i) contained in Section 3.10(c) and such default shall continue unremedied for a period of five (5) Business Days or (ii) contained in this Indenture or any other Transaction Document (other than as provided in this Section), and, if curable, such default shall continue unremedied for a period of twenty (20) Business Days after the earlier of (1) any Responsible Officer of IP Holder becoming aware thereof or (2) notice to the Issuer from the Indenture Trustee (or to the Issuer and Indenture Trustee from the Holders of not less than 25% of the Outstanding Principal Balance of the Notes Outstanding);

(e)                                  a Servicer Default shall have occurred and shall be continuing and a Successor Servicer shall not have been appointed under the Servicing Agreement within a period of thirty (30) days following the occurrence of any such Servicer Default;

(f)                                    on any Payment Date, (i) the Historical Coverage Ratio as of the preceding Determination Date is less than 100% or (ii) the Prospective Coverage Ratio as of the preceding Determination Date is less than 100%;

(g)                                 a Change of Control shall have occurred and, if curable, such default shall continue unremedied for a period of twenty (20) Business Days following the occurrence of such Change of Control;

(h)                                 an Insolvency Event shall have occurred with respect to the Issuer, IP Holder or Guess?

(i)                                     (A) the transfer of the Guess? Contributed IP or the Licensing Contributed License Agreements to IP Holder pursuant to the Guess? Contribution Agreement and Licensing Contribution Agreement shall fail to constitute a valid transfer of ownership of all such property, and all proceeds thereof, to IP Holder; (B) IP Holder shall fail to have good title to the Guarantee Collateral, free and clear of all prior Liens, other than the Permitted Liens; or (C) the Receivables Contribution Agreement shall cease to create for the Issuer the enforceable right to require IP Holder to sell the Royalty Receivables to the extent provided thereto, in each case to the extent such event would have a Material Adverse Effect and, if curable, is not cured within fifteen (15) Business Days of the earlier of (1) any Responsible Officer of IP Holder becoming aware thereof or (2) notice to the Issuer from the Indenture Trustee (or to the Issuer and Indenture Trustee from the Holders of not less than 25% of the Outstanding Principal Balance of the Notes Outstanding);

(j)                                     the Issuer shall fail to have a valid security interest in all Collateral conveyed or pledged under the Receivables Contribution Agreement, whether existing on the Closing Date or thereafter created, subject only to the Permitted Liens, to the extent such event would have a Material Adverse Effect and, if curable, is not cured within fifteen (15) Business Days of the earlier of (1) any Responsible Officer of IP Holder becoming aware thereof or (2) notice to the Issuer from the Indenture Trustee (or to the Issuer and Indenture Trustee from the Holders of not less than 25% of the Outstanding Principal Balance of the Notes Outstanding);

(k)                                  the Grant of the security interest in the Indenture Collateral pursuant to this Indenture or the Guarantee Collateral pursuant to the Guarantee shall cease, for any reason, to be in full force and effect, or the Issuer or IP Holder or any Affiliate of either of them shall so assert, or any lien created by this Indenture or the Guarantee shall cease to be enforceable and of the same effect and priority purported to be created thereby, in each case to the extent such event would have a Material Adverse Effect and, if curable, is not cured within fifteen (15) Business Days of the earlier of (1) any Responsible Officer of IP Holder becoming aware thereof or (2)

notice to the Issuer from the Indenture Trustee (or to the Issuer and Indenture Trustee from the Holders of not less than 25% of the Outstanding Principal Balance of the Notes Outstanding); and

(l)                                     any representation or warranty made or deemed made by the Guarantor in the Guarantee or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with the Guarantee shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, and shall, at the time of such determination, have a Material Adverse Effect, and such inaccuracy, if curable, is not cured within twenty (20) Business Days after the earlier of (1) any Responsible Officer of IP Holder becoming aware thereof or (2) notice to the Guarantor from the Indenture Trustee (or to the Guarantor and Indenture Trustee from the Holders of not less than 25% of the Outstanding Principal Balance of the Notes Outstanding);

(m)                               the Guarantor shall default in the observance or performance of any agreement contained in the Guarantee, and, if curable, such default shall continue unremedied for a period of twenty (20) Business Days after the earlier of (1) any Responsible Officer of IP Holder becoming aware thereof or (2) notice to the Guarantor from the Indenture Trustee (or to the Guarantor and the Indenture Trustee from the Holders of not less than 25% of the Outstanding Principal Balance of the Notes Outstanding); and

(n)                                 a final judgment or order for the payment of money shall be rendered against IP Holder or the Issuer, and such judgment or order is in an amount which, when aggregated with the amount of other unsatisfied final judgments or orders against IP Holder and the Issuer, exceeds $250,000 and either; (i) such judgment or order is not discharged within the period of 30 days after entry thereof or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order shall not be in effect.

The Issuer hereby grants to the Indenture Trustee for the benefit of the Noteholders an irrevocable power of attorney to prepare, execute and deliver on behalf of the Issuer, in the name of the Issuer or in the name of the Indenture Trustee for the benefit of the Noteholders, any and all agreements, certifications, statements, filings or other documents necessary and appropriate to cure any of the above-mentioned breaches of representations, warranties and covenants, to the extent curable, without any requirement that the Indenture Trustee obtain any consent from or give prior notice thereof to the Issuer in connection with its preparation, execution or delivery thereof.

SECTION 5.3.   Rights Upon Event of Default; Notice; Rescission and Annulment.  If an Event of Default referred to in clause (h) of Section 5.2 has occurred with respect to IP Holder or the Issuer or an Enforcement Event shall have occured, the unpaid principal amount of the Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Noteholders under this Indenture, shall immediately and without further act become due and payable.  If any other Event of Default shall occur and be continuing, then and in every such case the Indenture Trustee or the Majority Holders may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by the Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.  In connection with any acceleration of the Notes other than in connection with (i) an Event of Default specified in Section 5.2(b), (e) or (f), or (ii) an Enforcement Event relating to any such Events of Default, in addition to all other amounts then due and owing on the Notes, an Acceleration Premium also will be immediately due and payable on all Notes, and will constitute an Issuer Obligation secured by the lien of this Indenture and comprising a payment obligation under the Guarantee.

Promptly following its receipt of written notice hereunder of any Event of Default, the Indenture Trustee shall send a copy thereof to the Issuer, the Servicer, each Rating Agency, the Back-Up Manager and each Noteholder.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Majority Holders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences (including the imposition of any Acceleration Premium) if all existing Events of Default, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.14.  No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.4.   Collection of Indebtedness and Suits for Enforcement by Indenture Trustee; Authority of Indenture Trustee.  (a)  The Issuer covenants that if (i) default is made in the payment of any interest on the Notes when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of the Notes on the Maturity Date, the Issuer will, to the extent of funds available, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Interest Rate and the Default Rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)                                 In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer and collect in the manner provided by law out of the property of the Issuer, wherever situated, the moneys adjudged or decreed to be payable, in each case subject to Section 5.5.

(c)                                  If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in, and subject to the limitations of, Section 5.5, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law, in each case subject to the limitations specified in Section 5.5.

(d)                                 In case there shall be pending, relative to the Issuer or any Person having or claiming an ownership interest in the Indenture Collateral, Proceedings under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such Person, or in case of any other comparable judicial Proceedings relative to the Issuer, or to the creditors or property of the Issuer, the Indenture Trustee, irrespective of whether the principal of any amounts owing hereunder shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)                                     to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)                                  unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)                               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)                              to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e)                                  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or compensation affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)                                    All rights of action and of asserting claims under this Indenture or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Noteholders.

(g)                                 In any Proceedings brought by the Indenture Trustee (including any Proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.5.   Remedies.  If an Event of Default shall have occurred and be continuing and the Notes have been accelerated under Section 5.3, the Indenture Trustee (subject to Section 5.6 of this Indenture, Sections 4.02(c) of the Guess? License Agreement, Sections 2.02(d) and 6.03(f) of the Servicing Agreement, Section 5.2(d) of the Receivables Contribution Agreement, and Section 6.6 of the Guarantee) may do one or more of the following:

(a)                                  institute Proceedings in its own name and as or on behalf of a trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(b)                                 institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Collateral;

(c)                                  exercise any remedies of a secured party under applicable law and any other remedy available to the Indenture Trustee and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee on behalf of the Noteholders under this Indenture or the Notes; and

(d)                                 direct the Issuer to sell the Indenture Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided that upon any acceleration of the Notes, the Indenture Trustee will instruct the Back-Up Manager to commence performance of the Liquidation Services specified in the Back-Up Management Agreement, and in particular, to seek valuations of the Indenture Collateral and Guarantee Collateral for the purpose of instructing the Indenture Trustee to Downstream and/or liquidate all or any part of the Indenture Collateral or Guarantee Collateral in order to satisfy the

Issuer’s Obligations; and provided, further, that the Indenture Trustee may act upon the instruction of the Back-Up Manager with respect to all determinations as to the appropriateness of any Downstreaming or liquidation plan with respect to the Indenture Collateral or Guarantee Collateral, except that the Indenture Trustee shall not sell or otherwise liquidate the Indenture Collateral pursuant to the exercise of its rights under this Section if (i) it has determined (or been instructed by the Back-Up Manager) that the proceeds thereof would not be sufficient to pay in full 100% of the outstanding principal of, accrued interest on and any Acceleration Premium due on all Notes in connection with such acceleration of the Notes unless the Indenture Trustee obtains the consent of holders of 100% of the principal amount of all Outstanding Notes (after such Noteholders have given Paul Marciano and Maurice Marciano a reasonable opportunity to express their views of the appropriateness or reasonableness of various possible remedies, including Downstreaming, provided that the Noteholders shall be under no obligation whatsoever to follow such views), or if (ii) it has determined (or been instructed by the Back-Up Manager) that the proceeds thereof would be sufficient to pay in full 100% of the outstanding principal of, accrued interest on and any Acceleration Premium due on all Notes in connection with such acceleration of the Notes, unless the Indenture Trustee obtains the consent of the Majority Holders (after such Noteholders have given Paul Marciano and Maurice Marciano a reasonable opportunity to express their views of the appropriateness or reasonableness of various possible remedies including Downstreaming, provided that the Noteholders shall be under no obligation whatsoever to follow such views).  The Majority Holders will be deemed to have consented to the sale or other liquidation of the Indenture Collateral pursuant to clause (ii) of the prior sentence if Majority Holders either vote in favor of such action or fail to vote with respect to such action within 30 Business Days of receipt of the notice seeking consent from the Indenture Trustee.  In determining such sufficiency or insufficiency, the Indenture Trustee will obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Collateral for such purpose.

SECTION 5.6.   Optional Preservation of the Indenture Collateral.  If the Notes have been declared to be due and payable under Section 5.3 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Collateral.  It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether to maintain possession of the Indenture Collateral.  In determining whether to maintain possession of the Indenture Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Collateral for such purpose.

SECTION 5.7.   Priorities.  (a)  If the Indenture Trustee collects any money pursuant to Section 5.5 (which money shall be deposited in the Distribution Account) or property upon the sale or other disposition of the Indenture Collateral following the occurrence of an Event of Default, it shall pay out or cause to be paid from the proceeds of such sale or other disposition (net of any amounts due to the Indenture Trustee under Section 6.7) in the following order of priority:

(i)                                     to the Servicer, any unpaid Servicer Advance Reimbursement Amounts;

(ii)                                  to the Indenture Trustee, any unpaid Indenture Trustee Fees and expenses;

(iii)                               to the Back-Up Manager, any unpaid Standby Fees;

(iv)                              to the Servicer, any accrued and unpaid Servicing Fees;

(v)                                 to the Noteholders, the aggregate amount of all accrued but unpaid interest to the date of distribution on the Notes;

(vi)                              to the Noteholders, the outstanding principal amount of the Notes;

(vii)                           to the Noteholders, any Acceleration Premium payable on the Notes;

(viii)                        if, after giving effect to the application of amounts referred to in clauses (i) through (vii) of this Section, the outstanding principal amount of the Notes and all interest in respect thereof have been paid in full, to the Issuer, any remaining amounts, free and clear of the Lien created by this Indenture.

(b)                                 The Issuer may fix a record date and payment date for any payment to Noteholders pursuant to this Section.  At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 5.8.   Limitation of Suits.  No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                  such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)                                 the Noteholders of not less than 25% of the outstanding principal amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)                                  such Noteholder or Noteholders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d)                                 the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e)                                  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Majority Holders.

It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture or to take any actions in violation of Section 6.6 of the Guarantee, except in the manner herein provided.

If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the outstanding principal amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.9.   Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Notes held by it on or after the respective due dates thereof expressed herein or in the Note held by such holder or in this Indenture and, subject to the terms hereof, to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

SECTION 5.10.   Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.11.   Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.12.   Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.13.   Control by Noteholders.  The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that

(a)                                  such direction shall not be in conflict with any rule of law or with this Indenture;

(b)                                 subject to the terms of Section 5.5 which may limit such right as set forth in such Section;

(c)                                  if the conditions set forth in Section 5.6 have been satisfied and the Indenture Trustee elects to retain the Indenture Collateral pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the principal amount of the Notes Outstanding shall be of no force and effect;

(d)                                 the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and

(e)                                  such direction shall be in writing;

provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Note Owner not consenting to such action.

SECTION 5.14.   Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.3, the Majority Holders may, on behalf of all Noteholders, waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal at maturity or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Registered Holder of each Note.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.  Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, for every purpose of this Indenture.  The Issuer shall give prompt written notice of any waiver to the Rating Agencies.

SECTION 5.15.   Undertaking for Costs.  All parties to this Indenture agree, and each Holder of a Note by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the outstanding principal amount of the Notes or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.16.   Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.17.   Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Collateral or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.7.

ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.1.   Duties of Indenture Trustee.  (a)  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and the Transaction Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture or the other Transaction Documents against the Indenture Trustee; and

(ii)                                  in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the factual statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party, and shall review each Quarterly Servicer’s Report in accordance with Section 2.14.

(c)                                  The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of Section 6.1(b);

(ii)                                  the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is conclusively determined by a court of competent jurisdiction that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.13.

(d)                                 The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e)                                  Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Servicing Agreement.

(f)                                    No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)                                 The Indenture Trustee shall have no duties other than those explicitly set forth in this Indenture or the other Transaction Documents, and no permissive right hereunder shall be construed as a duty.

(h)                                 The Indenture Trustee shall not be charged with knowledge of an Event of Default until such time as a Responsible Officer shall have actual knowledge or have received written notice thereof.

SECTION 6.2.   Rights of Indenture Trustee.  (a)  The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper person.  The Indenture Trustee need not investigate any fact or matter stated in the document or confirm or verify the accuracy of any information or calculations contained therein.

(b)                                 Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)                                  The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under the other Transaction Documents either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.  The Indenture Trustee shall have no duty to monitor the performance of the Issuer or the Servicer.

(d)                                 The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)                                  The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the other Transaction Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    Prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document (other than with respect to Quarterly Servicer’s Reports as provided in Section 2.14 of this Indenture), unless requested in writing to do so by Noteholders of not less than 25% of the Outstanding Principal Amount of the Notes; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity reasonably satisfactory to it against such cost, expense, or liability or payment of such expenses as a condition precedent to so proceeding; the reasonable expense of every such investigation shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

(g)                                 The Indenture Trustee is hereby authorized to execute, deliver and perform those Transaction Documents (other than this Indenture) to which it is a party.

SECTION 6.3.   Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or other capacity (and any Paying Agent or Note Registrar) may not become the owner or pledgee of the Notes.

SECTION 6.4.   Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Transaction Documents, the Indenture Collateral or the Notes.  The Indenture Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes. The Indenture Trustee shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes other than the Indenture Trustee’s certificate of authentication.

SECTION 6.5.   Notice of Defaults.  If an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer, or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Event of Default within thirty 30 days after such knowledge or notice occurs.

SECTION 6.6.   Reports by Indenture Trustee to Noteholders.  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Indenture, the Indenture Trustee shall deliver to each Noteholder such information as may be reasonably required to enable such Noteholder to prepare its United States federal, state and local income or franchise tax returns for such calendar year.

SECTION 6.7.   Compensation and Indemnity.  The Issuer shall pay to the Indenture Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder or under the other Transaction Documents as the Issuer and the Indenture Trustee shall from time to time agree in writing.  The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Indenture Trustee upon demand for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to the Noteholders and reasonable costs of counsel retained by the Indenture Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer shall indemnify the Indenture Trustee in each of its capacities hereunder or under the other Transaction Documents and its officers, directors, employees and agents, and hold them harmless against any and all loss, liability, damage, claims or expense (including attorneys’ fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture and of defending itself against any claims.  The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel, provided, that the Issuer shall not be required to pay such fees and expenses if it assumes the Indenture Trustee’s defense, and, in the reasonable judgment of outside counsel to the Indenture Trustee, there is no conflict of interest between the Issuer and the Indenture Trustee in connection with such defense. The right to conduct the defense of any action against the Indenture Trustee shall include the right to pursue any remedy of the Indenture Trustee against any other person on the grounds of any act or omission which may have caused or contributed to, or which would otherwise entitle the Indenture Trustee to hold such third party liable for, any part of the matter for which the action is brought. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

To the extent the Indenture Trustee renders services or incurs expenses after an Event of Default specified in 5.2(h), the compensation for services and expenses incurred by it are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Indenture Trustee.

SECTION 6.8.   Replacement of Indenture Trustee.  (a)  The Indenture Trustee may give notice of its intent to resign at any time by so notifying the Issuer, each Rating Agency and the Servicer.  The Issuer shall remove the Indenture Trustee, in each case with notice to the Servicer and each Rating Agency if:

(i)                                     the Indenture Trustee fails to comply with Section 6.11;

(ii)                                  a court having jurisdiction in the premises in respect of the Indenture Trustee in a case or Proceeding under any Insolvency Laws shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

(iii)                               the Indenture Trustee commences a voluntary Proceeding under any Insolvency Laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

(iv)                              the Indenture Trustee otherwise becomes incapable of acting as required by this Indenture.

(b)                                 If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

(c)                                  A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer and thereupon the resignation or removal of the Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The successor Indenture Trustee shall mail a notice of its succession to the Noteholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.

(d)                                 If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee gives notice of its intent to resign or is removed, the retiring Indenture Trustee, the Issuer or the Majority Holders may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)                                  If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f)                                    Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to Section 6.8(c) and payment of all fees and expenses owed to the retiring Indenture Trustee.

(g)                                 Notwithstanding the resignation or removal of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.  The retiring Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

SECTION 6.9.   Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.  The Indenture Trustee shall provide the Issuer, the Servicer and each Rating Agency prompt notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificate of authentication shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Indenture Trustee shall have.

SECTION 6.10.   Appointment of Co-Indenture Trustee or Separate Indenture Trustee.  (a)  Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the trust created hereby, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture

Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility of a successor Indenture Trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b)                                 Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)                                  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)                               the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of co-appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Issuer.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor Indenture Trustee.

SECTION 6.11.   Eligibility.  The Indenture Trustee hereunder shall at all times be a trust company organized and doing business under the laws of the United States or any

State, authorized under such laws to exercise corporate trust powers, whose long term unsecured debt is rated at least “Baa2” by Moody’s or “BBB” by S&P and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $200,000,000 and subject to supervision or examination by federal or state authority or whose parent company shall meet the foregoing requirements.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 6.11, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6. 8.

SECTION 6.12.   Representations and Warranties of Indenture Trustee.  The Indenture Trustee in its individual capacity and as Indenture Trustee represents and warrants as follows:

(a)                                  It is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization.  It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Indenture Trustee under this Indenture and to authenticate the Notes.

(b)                                 The execution and delivery of the Indenture, the consummation of the transactions provided for therein and the authentication of the Notes have been duly authorized by all necessary corporate action on its part, either in its individual capacity or as Indenture Trustee, as the case may be.

(c)                                  The Indenture constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or by an implied covenant of good faith and fair dealing.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

SECTION 7.1.   Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.2.   Preservation of Information; Communication to Noteholders.  The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

SECTION 7.3.   Rule 144A Information.  For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer agrees to provide, or cause to provide, to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information in its possession and required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

SECTION 7.4.   Servicer’s Reports.  The Indenture Trustee shall deliver to each Noteholder the Quarterly Servicer’s Report and Quarterly Servicer’s Report Certificate within five Business Days after receipt thereof. The Indenture Trustee shall deliver to each Note Owner who so requests in writing, and to each Rating Agency, each Quarterly Servicer’s Report and Quarterly Servicer’s Report Certificate within five Business Days after receipt thereof.

SECTION 7.5.   Certifications.  In no event shall the Indenture Trustee or any agent of the Indenture Trustee be obligated or responsible for preparing, executing, filing or delivering in respect of the Issuer or on behalf of another person, either (a) any report or filing required or permitted by the Securities and Exchange Commission to be prepared, executed, filed or delivered by or in respect of the Issuer or another person, or (b) any certification in respect of any such report or filing.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASE

SECTION 8.1.   Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trustee, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim an Event of Default under this Indenture and any right to proceeds thereafter as provided in Article V.

SECTION 8.2.   Establishment of Accounts; Investment of Funds.  On or prior to the Closing Date, there shall have established the following accounts (collectively, the “Transaction Accounts”):

(a)                                  Lockbox Account.  Pursuant to the Servicing Agreement, the Servicer, as agent for the Issuer, shall cause the Indenture Trustee to establish and maintain, at The Bank of New York, an Eligible Deposit Account (ABA No. 021000018; GLA # 111565; Account No. 115633; ref: Guess? Royalty Finance) in the name of the Issuer, and over which the Indenture Trustee, pursuant to the Lockbox Account Control Agreement, shall have sole and exclusive control and sole and exclusive right of withdrawal from the Closing Date (the “Lockbox Account”); provided that the Indenture Trustee will transfer to IP Holder or to an account of IP Holder all amounts at any time on deposit in the Lockbox Account that do not constitute Collections and will transfer to the Servicer (if the Servicer is Guess?, Inc.) all amounts on deposit in the Lockbox Account that the Indenture Trustee has confirmed comprise Retained Collections for the relevant Collection Period.  From and after the occurrence of an Event of Default or any date on which the Historical Coverage Ratio is less than 120% or during the Rapid Amortization Period or a Trapping Period, the Indenture Trustee shall cause all amounts on deposit in the Lockbox Account to be transferred into the Distribution Account without any releases of Retained Collections to the Servicer.  Except as set forth below, all right, title and interest in and to all cash amounts on deposit from time to time in the Lockbox Account attributable to Collections shall constitute part of the Indenture Collateral and shall be held for the benefit of the Indenture Trustee and the Noteholders until applied as hereinafter provided.  Each Receivables Obligor is obligated to make payments of all amounts owing to IP Holder under the Subject License Agreements directly to the Lockbox Account, in each case without setoff except for commissions, fees and chargebacks.  On each Business Day during a Measurement Period, the Indenture Trustee shall cause all amounts on deposit in the Lockbox Account to be transferred into the Distribution Account until such time as the Servicer provides the Indenture Trustee with written notice (substantially in the form of Exhibit E) that the amount on deposit in the Distribution Account at least equals the Estimated Distribution Amount for the Payment Date next succeeding the last day of such Measurement Period, and providing a calculation of such Estimated Distribution Amount.  Within 2 Business Days of receipt of such notice, the Indenture Trustee shall verify the mathematical accuracy of the Servicer’s calculation of the Estimated Distribution Amount at face value.  Any amounts on deposit in the Lockbox Account that the Indenture Trustee has so confirmed will not be needed to fund the Estimated Distribution Amount or any component thereof will not be required to be transferred to the Distribution Account pursuant to the preceding sentences and will comprise “Retained Collections.” The Indenture Trustee shall instruct The Bank of New York to withdraw any such Retained Collections from the Lockbox Account and deliver them to the Servicer (if the Servicer is Guess? Inc.).  Such withdrawals shall be subject to repayment (in whole or in part) by the Servicer to the Collection Account on the Business Day preceding the succeeding Payment Date if prior to such Business Day the Indenture Trustee confirms and notifies the Servicer that all or any part thereof will in fact be needed in order to fund any of the amounts comprising Estimated Distribution Amounts or to fund required deposits into the Trapping Account.

(b)                                 Distribution Account.  The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain, at BNY Midwest Trust Company, an Eligible Account (ABA No. 021 000 018; GLA # 111565; Account No. 115632 ; ref: Guess? Distribution Account )

in the name of the Indenture Trustee, and over which the Indenture Trustee for the benefit of the Noteholders shall have sole and exclusive right of withdrawal (the “Distribution Account”).  All right, title and interest in and to all cash amounts on deposit from time to time in the Distribution Account shall constitute part of the Indenture Collateral and shall be held for the benefit of the Noteholders until applied as hereinafter provided.

(c)                                  Interest Reserve Account.  The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain, at BNY Midwest Trust Company, an Eligible Account (ABA No. ABA No. 021 000 018; GLA # 111565; Account No. 145631; ref: Guess? Interest Reserve Account ) in the name of the Indenture Trustee, and over which the Indenture Trustee for the benefit of the Noteholders shall have sole and exclusive right of withdrawal (the “Interest Reserve Account”).  All right, title and interest in and to all cash amounts on deposit from time to time in the Interest Reserve Account shall constitute part of the Indenture Collateral and shall be held for the benefit of the Noteholders until applied as hereinafter provided.  Monies in the Interest Reserve Account shall be subject to withdrawal pursuant to this Indenture, including Section 8.11 (c).  The Issuer shall deposit, or shall cause to be deposited, into the Interest Reserve Account on the Closing Date, an amount equal to $5,062,500.00.

(d)                                 Trapping Account.  The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain, at BNY Midwest Trust Company, an Eligible Account (ABA No. ABA No. 021 000 018; GLA # 111565; Account No. 145630 ; ref: Guess? Trapping Account ) in the name of the Indenture Trustee, and over which the Indenture Trustee for the benefit of the Noteholders shall have sole and exclusive right of withdrawal (the “Trapping Account”).  All right, title and interest in and to all cash amounts on deposit from time to time in the Trapping Account shall constitute part of the Indenture Collateral and shall be held for the benefit of the Noteholders until applied as hereinafter provided.  Monies in the Trapping Account shall be subject to withdrawal pursuant to this Indenture, including Section 8.11 (d) and (e).

(e)                                  (i)                                     Upon the written instructions of the Servicer, the Indenture Trustee shall invest funds on deposit in the Trust Accounts in Eligible Investments in accordance with this Section 8.2(e), such Eligible Investments to be selected by the Servicer and the settlement thereof to be arranged by the Indenture Trustee or an agent of the Indenture Trustee appointed for such purpose (an “Investment Agent”).  Any Investment Agent will be subject to replacement at the discretion of the Indenture Trustee.

(ii)                                  Neither the Indenture Trustee nor the Investment Agent shall be liable for any loss arising from such investment in Eligible Investments.  The Indenture Trustee shall have no obligation to invest and reinvest any cash in the absence of timely and specific written investment direction from the Servicer.  In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.  All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders.

(iii)                               Funds on deposit in the Trust Accounts that are to be invested shall be invested in Eligible Investments that will mature so that such funds will become available not later than the Business Day prior to the next Payment Date, unless such funds shall be invested under paragraph (e) of the definition of Eligible Investments.

(iv)                              All investment income earned on such investments shall be credited to the Distribution Account on the date such income is realized.

(f)                                    If at any time a Trust Account ceases to be an Eligible Deposit Account, the Indenture Trustee shall, within 20 Business Days after becoming aware thereof, establish a new Eligible Deposit Account for such Trust Account and shall transfer any cash and/or any investments to such new account.

SECTION 8.3.   Control of Trust Accounts.  The Indenture Trustee shall have sole control of the Trust Accounts, and shall be entitled to give instructions and directions to the Securities Intermediary which shall act upon entitlement orders with respect to each Trust Account solely from the Indenture Trustee.  If at any time the Indenture Trustee shall give the Securities Intermediary an entitlement order relating to any Trust Account, the Securities Intermediary shall be entitled to comply with such entitlement order without further consent by the Issuer or any other Person.  The Issuer shall not be entitled to give the Securities Intermediary any entitlement orders with respect to the Trust Accounts.

SECTION 8.4.   Treatment as Financial Assets.  Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Trust Accounts shall be treated as a financial asset.

SECTION 8.5.   Securities Intermediary’s Location.  The Trust Accounts and the rights and obligations of the Securities Intermediary, the Indenture Trustee and the Issuer with respect thereto shall be governed by the laws of the State of New York.  Regardless of any provision in any other agreement, for purposes of the UCC in the State of New York, New York shall be deemed to be the Securities Intermediary’s location and the Trust Accounts (and the securities entitlements related thereto) shall be governed by the laws of the State of New York.

SECTION 8.6.   No Other Claims.  The Issuer represents that, except for the claims and interest of the Indenture Trustee and the Issuer in the Trust Accounts, there is no claim to, or interest in, the Trust Accounts or in any financial asset credited thereto.  If any person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Trust Accounts or in any financial asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee.  In the event that the Securities Intermediary (in its capacity as such) has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Accounts or any security entitlement credited thereto, such security interest shall be subordinate to the security interest of the Indenture Trustee on behalf of the Noteholders.

SECTION 8.7.   Investment and Release.  All proceeds of financial assets from time to time credited to the Trust Accounts shall be allocated, invested and reinvested as provided in this Indenture.  At all times prior to termination of this Indenture, no property shall be released from the Trust Accounts except in accordance with this Indenture and upon written instructions of the Indenture Trustee.

SECTION 8.8.   Tax Allocations.  All items of income, gain, expense and loss recognized in the Trust Accounts shall be reported by or on behalf of the Issuer to the IRS and all state and local taxing authorities in the same manner as income, gain, expense and loss of the Issuer.

SECTION 8.9.   No Other Agreements.  The Issuer shall not permit the Securities Intermediary to enter into or suffer to exist prior to the termination of this Indenture any agreement (other than the Transaction Documents) with any other Person relating to the Trust Accounts or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Indenture Trustee (as directed in accordance with Section 8.2).

SECTION 8.10.    Powers Coupled With An Interest.  The rights and powers granted in this Article 8 to the Indenture Trustee have been granted in order to perfect its security interests in the Transaction Accounts, are powers coupled with an interest and will be affected neither by the bankruptcy of the Issuer nor by the lapse of time.

SECTION 8.11.   Payment Date Distributions.  (a)  On each Payment Date (including any Payment Date on which an Optional Redemption will occur) funds on deposit in the Distribution Account shall be withdrawn by the Indenture Trustee based solely on the instructions of the Servicer set forth in the Quarterly Servicer’s Report (as reviewed by the Servicer pursuant to Section 2.14 of this Indenture) for payment on such Payment Date solely for the following purposes and in the following order of priority:

(i)                                     first, to the Servicer, in payment of the Servicer Advance Reimbursement Amount due on such Payment Date;

(ii)                                  second, to the Indenture Trustee, an amount equal to the lesser of (a) unpaid Indenture Trustee Fees due on such Payment Date and (b) the Indenture Trustee Priority Fee Amount for such Payment Date;

(iii)                               third, to the Back-Up Manager, the Standby Fee due on such Payment Date;

(iv)                              fourth, to the Servicer, the Servicing Fee due on such Payment Date;

(v)                                 fifth, to the Noteholders, the accrued and unpaid interest on the Notes due on such Payment Date pursuant to Section 2.7(b);

(vi)                              sixth, to the Interest Reserve Account, the excess, if any, of the Required Interest Reserve Amount on such Payment Date over the amount on deposit in the Interest Reserve Account on such Payment Date;

(vii)                           seventh, to the Noteholders (a) on each Payment Date falling in the Controlled Amortization Period, the amount specified in Section 2.7(a) for such Payment Date and (b) on each Payment Date falling in the Rapid Amortization Period, the amount specified in Section 2.7(a) for such Payment Date;

(viii)                        eighth, during a Trapping Period, to the Trapping Account, an amount equal to the lesser of (a) any remaining amounts and (b) the excess, if any, of (i) the unpaid principal amount of the Notes (after giving effect to the application of amounts allocated pursuant to clause (vi) of this Section) over (ii) the amounts on deposit in the Trapping Account on such Payment Date (before giving effect to an allocation pursuant to this clause (viii));

(ix)                                ninth, to the Indenture Trustee, any unreimbursed fees, expenses, and indemnities;

(x)                                   tenth, to the parties owed such amounts, to the payment of all Additional Costs, if any, identified in the Quarterly Servicer Report as being payable on such Payment Date; and

(xi)                                eleventh, to the Issuer, any remaining amounts, free and clear of the Lien created by this Indenture.

(b)                                 If the Servicer has knowledge that, or the Indenture Trustee notifies the Servicer that, amounts available in the Distribution Account on any Payment Date may be less than the amounts required to be distributed on such Payment Date pursuant to clauses (ii), (iii), (v), (vi), (vii) and (ix) of Section 8.11(a), then, pursuant to the Servicing Agreement, on the Business Day preceding such Payment Date the Servicer shall deposit into the Distribution Account an amount equal to the lesser of (i) such deficiency and (ii) the amount of Retained Collections that were retained by or released to the Servicer during the related Measurement Period.  Subject to the foregoing, on each Payment Date the Servicer shall remit all Retained Collections to the Issuer in satisfaction of amounts due to the Issuer under clause (x) of Section 8.11(a) hereof free and clear of the Lien created by this Indenture.

(c)                                  If on the Business Day preceding any Payment Date, the amount on deposit in the Distribution Account (including any Retained Collections but before giving effect to any withdrawal from the Interest Reserve Account but after taking into account all other amounts available) is less than the aggregate amounts required to be distributed on such Payment Date pursuant to clause (v) of Section 8.11(a) (without giving effect to any limitation based on lack of available funds), the Indenture Trustee shall make a withdrawal on the related Payment Date from the Interest Reserve Account in an amount equal to the lesser of (i) such deficiency and (ii) the amount on deposit in the Interest Reserve Account and use such amount to the pay the amount owing under such clause (v).  On each Payment Date (after giving effect to any withdrawal from the Interest Reserve Account described in the preceding sentence), if the amount on deposit in the Interest Reserve Account exceeds the Required Interest Reserve Amount, the Indenture Trustee shall withdraw such excess and deposit such excess in the Distribution Account for distribution pursuant to Section 8.11(a); provided that, if on any Payment Date (after giving effect to all amounts available to repay the Notes on such date, including but not limited to any withdrawal from the Interest Reserve Account pursuant to the preceding sentence) the amount remaining in the Interest Reserve Account would be sufficient to pay the outstanding principal amount of the Notes in full, the Indenture Trustee shall withdraw any funds remaining in the Interest Reserve Account and shall distribute such amounts (i) first, to the Noteholders, the amount required to pay the Notes in full and (ii) second, the remainder, if any, to the Distribution Account, for distribution on such Payment Date pursuant to Section 8.11(a).  On the Maturity Date the Indenture Trustee shall withdraw from the Interest Reserve Account any funds remaining in the Interest Reserve Account (after giving effect to any allocation pursuant to the preceding sentence) and deposit such funds in the Distribution Account for distribution on the Maturity Date pursuant to Section 8.11(a).

(d)                                 If on the Business Day preceding any Payment Date during a Trapping Period, the amount on deposit in the Distribution Account (including any Retained Collections but before giving effect to any withdrawal from the Trapping Account but after taking into account all other amounts available) is less than the aggregate amounts required to be distributed on such Payment Date pursuant to clauses (i) through (vii) of Section 8.11(a) (without giving effect to any limitation based on lack of available funds), the Indenture Trustee shall make a drawing on the related Payment Date from the Trapping Account in an amount equal to the lesser of (i) such deficiency and (ii) the amount on deposit in the Trapping Account.  On the Maturity Date the Indenture Trustee shall withdraw from the Trapping Account any funds remaining in the Trapping Account (after giving effect to any allocation pursuant to the preceding sentence) and deposit such funds in the Distribution Account for distribution on the Maturity Date pursuant to Section 8.11(a).

(e)                                  If on any Payment Date after the occurrence of a Trapping Event and prior to the occurrence of a Rapid Amortization Event, the Historical Coverage Ratio is greater than 120% (a “Trapping Cure Event”) then on such date the Indenture Trustee shall make a withdrawal from the Trapping Account in an amount equal to the amount on deposit in the Trapping Account (after giving effect to any allocation pursuant to section 8.11(d) on such date) and deposit such funds in the Distribution Account for distribution in accordance with Section 8.11(a).

(f)                                    On any Payment Date during a Trapping Period the Issuer may elect to apply all or a portion of the amount on deposit in the Trapping Account (after giving effect to any allocation of such amounts pursuant to Sections 8.11(d) and (e) on such Payment Date) as a mandatory prepayment of the Notes in accordance with this Section 8.11(f).  Each such prepayment shall be accompanied by payment to the Noteholders of a prepayment premium calculated as set forth below in this Section.  If the Issuer intends to make such an optional prepayment, the Issuer shall notify the Servicer and the Indenture Trustee no later than the Determination Date preceding the Payment Date of its intention to do so, such notice to set forth the amount of such prepayment and the amount of the prepayment premium associated therewith.  Such notice shall be accompanied by a deposit into the Trapping Account from amounts available to the Issuer pursuant to Section 8.11(a)(x) hereof in an amount equal to such prepayment premium.  On the Payment Date specified in such notice, and subject to compliance by the Issuer with the requirements of the preceding sentence, the Indenture Trustee shall withdraw from the Trapping Account an amount equal to the prepayment amount and prepayment premium specified in such notice and pay such amount to the Noteholders pursuant to clause (vii) of Section 8.11(a), ratably in accordance with the principal amount of the Notes held by such Noteholder.  Prepayments made pursuant to this Section 8.11(f) shall be applied to reduce the Target Principal Amount applicable to each Payment Date after the Payment Date of such prepayment ratably in the proportion which such Target Principal Amount bears to the original unpaid balance of the Notes.  Each such prepayment shall be accompanied by payment of a prepayment premium equal to the excess, if any, of (i) the sum of the present values of the remaining principal and interest scheduled to have been paid in respect of the principal amount of the Notes then being prepaid (assuming payments in respect of such principal are made on each Payment Date in an amount proportional to the Target Principal Reduction Amount for such Payment Date as provided in the preceding sentence), discounted to the date of prepayment (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points over (ii) the principal amount of the Notes then being prepaid.

(g)                                 On the Payment Date following any Measurement Period during which any Royalty Receivables are repurchased from the Issuer by IP Holder pursuant to Section 4.3(c) of the Receivables Contribution Agreement, the Issuer will apply the amounts received as the related Repurchase Price as a mandatory prepayment of the Notes in accordance with this Section 8.11(g).  Each such prepayment shall be accompanied by payment to the Noteholders of a prepayment premium calculated as set forth below in this Section.  The Issuer shall notify the Servicer and the Indenture Trustee promptly, but no later than second Business Day following its receipt from IP Holder of such Repurchase Price of its intention to do so, such notice to set forth the amount of such prepayment and the amount of the prepayment premium associated therewith.  Such notice shall be accompanied by a deposit into the Distribution Account of such Repurchase Price.  On the Payment Date specified in such notice, and subject to compliance by the Issuer with the requirements of the preceding sentence, the Indenture Trustee shall withdraw from the Distribution Account an amount equal to the prepayment amount and prepayment premium specified in such notice and pay such amount to the Noteholders pursuant to clause (vii) of Section 8.11(a), ratably in accordance with the principal amount of the Notes held by such Noteholder.  Prepayments made pursuant to this Section 8.11(g) shall be applied to reduce the Target Principal Amount applicable to each Payment Date after the Payment Date of such prepayment ratably in the proportion which such Target Principal Amount bears to the original unpaid balance of the Notes.  Each such prepayment shall be accompanied by payment of a prepayment premium equal to the excess, if any, of (i) the sum of the present values of the remaining principal and interest scheduled to have been paid in respect of the principal amount of the Notes then being prepaid (assuming payments in respect of such principal are made on each Payment Date in an amount proportional to the Target Principal Reduction Amount for such Payment Date as provided in the preceding sentence), discounted to the date of prepayment (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, over (ii) the principal amount of the Notes then being prepaid.

SECTION 8.12.   Release of Collateral.  (a)  When required or contemplated by the provisions of this Indenture, the Indenture Trustee shall, at the request and sole expense of the Issuer, release property from the Lien of this Indenture, and shall deliver to the Issuer any Indenture Collateral held by the Indenture Trustee hereunder, and execute and deliver to the Issuer such documents (including, without limitation, UCC termination statements) as the Issuer shall reasonably request to evidence such release.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Section shall be bound to ascertain the Indenture

Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)                                 The Indenture Trustee shall, at such time as there are no Notes outstanding, release the Indenture Collateral (including, without limitation any funds then on deposit in the Transaction Accounts).  The Indenture Trustee shall, at such time as any Royalty Receivables are repurchased from the Issuer by IP Holder pursuant to Section 4.3(c) of the Receivables Contribution Agreement, release the lien of this Indenture with respect to such Royalty Receivables and all related items of Indenture Collateral.  The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.12(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate.

SECTION 8.13.   Opinion of Counsel.  The Indenture Trustee shall receive at least 3 days prior written notice when requested by the Issuer to take any action pursuant to Section 8.12(a), accompanied by copies of any instruments involved, and the Indenture Trustee may also require, as a condition to such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Collateral.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1.   Supplemental Indenture Without Consent of Noteholders.  Without the consent of the Noteholders, the Issuer and the Indenture Trustee, when authorized by an Issuer Order and upon written notice to the Rating Agencies, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(a)                                  to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien created by this Indenture, or to subject additional property to the Lien created by this Indenture;

(b)                                 to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(c)                                  to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(d)                                 to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(e)                                  to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not have a Material Adverse Effect; and

(f)                                    to evidence and provide for the acceptance of the appointment hereunder of a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Article VI.

(g)                                 The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.2.   Supplemental Indentures With Consent of Noteholders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior written notice to each Rating Agency, and with the prior written consent of the Majority Holders, delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that, no such supplemental indenture shall, without the consent of each Noteholder of each Note Outstanding adversely affected thereby:

(a)                                  change the date of payment of any installment of principal of or interest on any Notes, or reduce the principal amount thereof, or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Notes or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(b)                                 reduce the percentage of the Outstanding Principal Balance of the Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(c)                                  reduce the percentage of the outstanding principal amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Indenture Collateral pursuant to Section 5.5 or amend the provisions of this Article which specify the percentage of the

Outstanding Principal Balance of the Notes required to amend this Indenture or the other Transaction Documents;

(d)                                 modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Transaction Documents cannot be modified or waived without the consent of the Noteholder adversely affected thereby; or

(e)                                  permit the creation of any Lien ranking prior to or on a parity with the Lien created by this Indenture with respect to any part of the Indenture Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien created by this Indenture on any property at any time subject hereto or deprive the Noteholder of the security provided by the Lien created by this Indenture.

It shall not be necessary for any Act of Noteholders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the parties hereto of any supplemental indenture pursuant to this Section, the Indenture Trustee, at the expense of the Issuer, shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3.   Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4.   Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the parties hereto and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5.   Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so determine, new notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Notes outstanding.

ARTICLE X

OPTIONAL REDEMPTION OF NOTES

SECTION 10.1.   Optional Redemption.  Notes are redeemable, in whole but not in part, at the option of the Issuer in accordance with their terms and in accordance with this Article X.

SECTION 10.2.   Notice of Redemption.  Notice of redemption (an “Optional Redemption Notice”) to Noteholders shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 15 days and not more than 30 days prior to the date fixed for redemption to such Noteholders at their last addresses as they shall appear in the Register.  Any Optional Redemption Notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.  Failure to give notice by mail, or any defect in the notice to the Noteholder of any Note designated for redemption, shall not affect the validity of the proceedings for the redemption of any other Note.

The Optional Redemption Notice shall specify the principal amount of the Notes held by such Holder to be redeemed (which shall be all Notes outstanding), calculation and amount of the Optional Redemption Premium, the date fixed for redemption (the “Redemption Date”), the redemption price, the place or places of payment, that interest accrued but unpaid to the date fixed for redemption will be paid as specified in said notice and that on and after such date interest thereon or on the portions thereof to be redeemed will cease to accrue.  The Optional Redemption Notice shall be given by the Issuer or, at the Issuer’s request, by the Indenture Trustee in the name and at the expense of the Issuer.

SECTION 10.3.   Payment of Notes Called for Redemption.  If the Optional Redemption Notice has been given as provided above, the Notes shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, and on and after said date (unless the Issuer shall default in the payment of such Notes at the redemption price, together with accrued and unpaid interest and any other amounts payable pursuant hereto in respect thereof), interest on the Notes shall cease to accrue and, except as provided in Section 4.3 and to the extent redeemed, such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect thereof except the right to receive the redemption price, together with accrued and unpaid interest and any other amounts payable pursuant hereto in respect thereof; provided that all indemnities hereunder shall survive any such redemption.  The Notes shall be paid and redeemed by the Issuer at the applicable redemption price; provided, that any payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Notes subject to the terms and provisions of Section 2.7(b).

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.   Compliance Certificates and Opinions, etc.  (a)  Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) if requested by the Indenture Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b)                                 (i)  Except in connection with the deposit of cash or cash equivalents in connection with a redemption of all of the Notes, prior to the deposit of any part of the Indenture Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the part of the Indenture Collateral or other property or securities to be so deposited;

(ii)                                  Whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof; and

(iii)                               Notwithstanding any provision of this Section, the Issuer may collect, liquidate, sell or otherwise dispose of the Indenture Collateral as and to the extent permitted or required by the Transaction Documents.

SECTION 11.2.   Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or given an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, IP Holder or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, IP Holder or the Issuer.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3.   Acts of Noteholders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder shall bind the Noteholder of any Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.4.   Notices.  All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by facsimile transmission with a confirmation of receipt, in all cases addressed to the recipient at the address specified below.

If to the Indenture Trustee:	BNY Midwest Trust Company 2 North LaSalle, Suite 1020 Chicago, IL 60602 Attention: Corporate Trust / Structured Finance Telephone: 312-827-8500 Facsimile: 312-827-8562

If to the Issuer:	Guess? Royalty Finance LLC 2222 Glendale Galleria 2 Glendale, California 91324 Attention: Telephone: Facsimile:

with a copy to:
Guess?, Inc. 1444 South Alameda Street Los Angeles, California 90021 Attention: General Counsel Telephone: (213) 765-3100 Facsimile: (213) 744-7821

O’Melveny & Myers 400 S. Hope Street, 15th Floor Los Angeles, CA 90071 Attention: Daniel Passage Telephone: (213) 430-6618 Facsimile: (212) 669-6407
If to Rating Agencies:
Moody’s Investors Service 99 Church Street New York, New York 10007 Attention: ABS Monitoring Group Telephone: Facsimile: (212) 298-7139

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. 55 Water Street, 41st Floor New York, New York 10041 Attention: Asset Back Surveillance Department Telephone: (212) 438-2000 Facsimile:

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

SECTION 11.5.   Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the later date, and not earlier than the earlier date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

SECTION 11.6.   Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.7.   Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-Indenture Trustees and agents.

SECTION 11.8.   Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.9.   Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.10.   Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.11.   GOVERNING LAW.  THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.12.   Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.13.   Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Issuer, the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.14.   No Petition Covenant.  Notwithstanding any prior termination of this Indenture, the Indenture Trustee agrees that it shall not, and each Noteholder by its acceptance of a Note agrees that it shall not, prior to the date which is one year and one day after the Notes (including all interest and premium, if any thereon) shall have been paid in full, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any bankruptcy, insolvency, liquidation or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidating of the affairs of the Issuer.

SECTION 11.15.   Limited Recourse.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee in its individual capacity, (ii) the owner of any beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee have no such obligations in their individual capacity).

SECTION 11.16.   WAIVERS OF JURY TRIAL.  THE ISSUER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 11.17.   Submission to Jurisdiction; Waivers.  Each of Issuer and the Indenture Trustee hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Indenture and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer or the Indenture Trustee, as the case may be at its address set forth in Section 11.4 or at such other address of which the Indenture Trustee shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

[Rest of page left intentionally blank]

IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as a deed as of the date first written above by their respective officers hereunto duly authorized.

GUESS? ROYALTY FINANCE LLC

By:
Name:
Title:

BNY MIDWEST TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

S-1

EXHIBIT A

[FORM OF GLOBAL NOTE]

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH GUESS? ROYALTY FINANCE LLC (THE “ISSUER”) OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A (A “QIB”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE ISSUER AND THE INDENTURE TRUSTEE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, TO THE ISSUER OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 401620 AA 7

6.75% Secured Note

Guess? Royalty Finance LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the lesser of the principal sum of $                                  Dollars ($                     ) or the outstanding principal amount of this Note, payable on the earlier of the Payment Date occurring in June, 2012 (the “Maturity Date”) and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture referred to on the reverse hereof.

Accrued interest with respect to the Notes shall be payable on each Payment Date.  The amount of interest so payable on each Payment Date shall be equal to the product of (i) the outstanding principal amount of the Notes on the preceding Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to any repayment of the Notes occurring on such preceding Payment Date and (ii) the Interest Rate divided by four; provided that, with respect to the initial Payment Date, interest on the Notes will be calculated based upon the Interest Rate per annum from the Closing Date to the initial Payment Date calculated on the basis of a year of 360 days consisting of twelve 30-day months.

All payments made by the Issuer with respect to this Note shall be applied as set forth in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent or the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

It is expressly understood and agreed by the parties hereto that (a) this Note is executed and delivered by BNY Midwest Trust Company, not individually or personally but solely as indenture trustee of the Issuer (the “Indenture Trustee”), in the exercise of the powers and authority conferred and vested in it under the Indenture, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Indenture Trustee but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall the Indenture Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under the Indenture or the other Transaction Documents.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

GUESS? ROYALTY FINANCE LLC

By:
Printed Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is the Note designated above and referred to in the within-mentioned Indenture.

[INDENTURE TRUSTEE]
or
[AUTHENTICATING AGENT]
not in its individual capacity but solely as Authenticating Agent

By:
Printed Name:
Title:

Dated:

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its $75,000,000 6.75% Secured Notes (the “Notes”), all issued under an Indenture, dated as of April 28, 2003 (the “Indenture”), between the Issuer and BNY Midwest Trust Company, as Indenture Trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.  All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Notes are and will be equally and ratably secured by the Indenture Collateral pledged as security therefor as provided in the Indenture subject to the priorities of allocations as to interest and principal payments as described therein.

The principal of the Notes shall be payable on each Payment Date.  During the Controlled Amortization Period, principal shall be payable in respect of the Notes in an amount equal to the lesser of (i) the Target Principal Reduction Amount for such Payment Date and (ii) Available Principal Collections for such Payment Date.  On each Payment Date occurring during the Rapid Amortization Period, principal shall be payable in respect of the Notes in an amount equal to the lesser of (i) Available Principal Collections on such Payment Date and (ii) the unpaid principal amount of the Notes.  The unpaid principal amount of the Notes shall be due and payable on the Maturity Date.  The Notes so paid may not be reissued hereunder.

Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2 of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, and subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2 of the Indenture, the Issuer shall execute, and the Indenture Trustee or the Authenticating Agent shall authenticate and the Noteholder shall obtain from the Note Registrar, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

At the option of a Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Authenticating Agent shall authenticate and the Noteholder shall obtain from the Note Registrar, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located in the city in which the Note Registrar’s office is located, or by a member firm of a national securities exchange, and such other documents as the Note Registrar may require.

The Issuer, the Note Registrar or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 of the Indenture not involving any transfer.

The preceding provisions notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

Each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except as otherwise stated in the Indenture.

Each of the Issuer, the Indenture Trustee, and each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes as indebtedness for United States federal income tax purposes.

Notwithstanding any prior termination of the Indenture, the Indenture Trustee agrees that it shall not, and each Noteholder, by its acceptance of a Note, agrees that it shall not, prior to the date which is one year and one day after the Notes (including all interest and premium, if any thereon) shall have been paid in full, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any bankruptcy, insolvency, liquidation or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidating of the affairs of the Issuer.

Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Note Registrar, any Paying Agent and any of their respective agents, shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture with the consent of the Majority Holders.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Noteholders issued thereunder.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

Notwithstanding any other provisions herein or in the Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed herein or in the Indenture and, subject to the terms hereof or of the Indenture, to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

EXHIBIT B

[FORM OF DEFINITIVE NOTE]

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER [FOR NON_AI NOTES — THE ORIGINAL ISSUE DATE HEREOF][FOR AI NOTES — THE LAST DATE ON WHICH ANY OF GUESS? ROYALTY FINANCE LLC (THE “ISSUER”) OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A (A “QIB”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE ISSUER AND THE INDENTURE TRUSTEE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL (WHICH COUNSEL MAY BE IN-HOUSE COUNSEL),, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

CUSIP No. [                    ]

6.75% Secured Note

Guess? Royalty Finance, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to the holder of this Note, or its registered assigns, the lesser of the principal sum of $                                        Dollars ($                    ) or the outstanding principal amount of this Note, payable on the earlier of the Payment Date occurring in December, 2010 (the “Maturity Date”) and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture referred to on the reverse hereof.

Accrued interest with respect to the Notes shall be payable on each Payment Date.  The amount of interest so payable on each Payment Date shall be equal to the product of (i) the outstanding principal amount of the Notes on the preceding Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to any repayment of the Notes occurring on such preceding Payment Date and (ii) the Interest Rate divided by four; provided that, with respect to the initial Payment Date, interest on the Notes will be calculated based upon the Interest Rate per annum from the Closing Date to the initial Payment Date calculated on the basis of a year of 360 days consisting of twelve 30-day months.

All payments made by the Issuer with respect to this Note shall be applied as set forth in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent or the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

It is expressly understood and agreed by the parties hereto that (a) this Note is executed and delivered by BNY Midwest Trust Company, not individually or personally but solely as indenture trustee of the Issuer (the “Indenture Trustee”), in the exercise of the powers and authority conferred and vested in it under the Indenture, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Indenture Trustee but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall the Indenture Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

GUESS? ROYALTY FINANCE LLC

By:
Printed Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is the Note designated above and referred to in the within-mentioned Indenture.

[INDENTURE TRUSTEE]
or
[AUTHENTICATING AGENT]
not in its individual capacity but solely as Authenticating Agent

By:
Printed Name:
Title:

Dated:

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its $75,000,000 6.75% Secured Notes (the “Notes”), all issued under an Indenture, dated as of April 28, 2003 (the “Indenture”), between the Issuer and BNY Midwest Trust Company, as Indenture Trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.  All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Notes are and will be equally and ratably secured by the Indenture Collateral pledged as security therefor as provided in the Indenture subject to the priorities of allocations as to interest and principal payments as described therein.

The principal of the Notes shall be payable on each Payment Date.  During the Controlled Amortization Period, principal shall be payable in respect of the Notes in an amount equal to the lesser of (i) the Target Principal Reduction Amount for such Payment Date and (ii) Available Principal Collections for such Payment Date.  On each Payment Date occurring during the Rapid Amortization Period, principal shall be payable in respect of the Notes in an amount equal to the lesser of (i) Available Principal Collections on such Payment Date and (ii) the unpaid principal amount of the Notes.  The unpaid principal amount of the Notes shall be due and payable on the Maturity Date.  The Notes so paid may not be reissued hereunder.

The Notes may be redeemed at the option of the Issuer in accordance with Article X of the Indenture.  Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2 of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, and subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2 of the Indenture and subject to the limitations of Section 2.4 of the Indenture, the Issuer shall execute, and the Indenture Trustee or the Authenticating Agent shall authenticate and the Noteholder shall obtain from the Note Registrar, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

At the option of a Noteholder and subject to certain limitations set forth in the Indenture, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Authenticating Agent shall authenticate and the Noteholder shall obtain from the Note Registrar, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located in the city in which the Note Registrar’s office is located, or by a member firm of a national securities exchange, and such other documents as the Note Registrar may require.

The Issuer, the Note Registrar or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover fees and expenses related to the registration of transfer or exchange of Notes, which sum shall also be sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 of the Indenture not involving any transfer.

The preceding provisions notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

Each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Indenture Trustee on the Notes or under the Indenture, the Guarantee, or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except as otherwise stated in the Indenture or (iv) IP Holder in violation of Section 6.6 of the Guarantee.

Each of the Issuer, the Indenture Trustee, and each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes as indebtedness for United States federal income tax purposes.

Notwithstanding any prior termination of the Indenture, the Indenture Trustee agrees that it shall not, and each Noteholder, by its acceptance of a Note, agrees that it shall not, prior to the date which is one year and one day after the Notes (including all interest and premium, if any thereon) shall have been paid in full, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any bankruptcy, insolvency, liquidation or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidating of the affairs of the Issuer.

Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Note Registrar, any Paying Agent and any of their respective agents, shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture with the consent of the Majority Holders.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Noteholders issued thereunder.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

Notwithstanding any other provisions herein or in the Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed herein or in the Indenture and, subject to the terms hereof or of the Indenture, to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

EXHIBIT C

Rule 144A Certificate

                                       ,

BNY Midwest Trust Company 2 North LaSalle, Suite 1020 Chicago, IL 60602 Attention: Corporate Trust/Structured Finance

Re:	Guess? Royalty Finance LLC (the “Issuer”) 6.75% Secured Notes Due 2012 (the “Notes”)
dated as of April 28, 2003, relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (A) BELOW IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐                                    Our proposed purchase of $               principal amount of Notes issued under the Indenture.

☐                                    Our proposed exchange of $               principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account.  We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

C-1

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:
Title:
Address:

Date:

C-2

EXHIBIT D

Form of Quarterly Servicer’s Report Certificate

[INDENTURE TRUSTEE LETTERHEAD]

Guess? Royalty Finance LLC
2222 Glendale Galleria 2
Glendale, California  91324

Moody’s Investors Service
99 Church Street
New York, New York 10007
Attention:  ABS Monitoring Group

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st Floor
New York, New York 10041
Attention:  Asset Back Surveillance Department

Re:                               Quarterly Servicer’s Report Certificate

Ladies and Gentlemen:

Reference is made to that Indenture, dated as of April 28, 2003 (the “Indenture”), between Guess? Royalty Finance LLC, a limited liability company organized under the laws of the State of Delaware, and BNY Midwest Trust Company, acting as indenture trustee and not in its individual capacity.

Pursuant to Section 2.14 of the Indenture, I have reviewed the enclosed Quarterly Servicer’s Report dated                     , 20   , and I hereby certify that:

1.                                       I have verified the accuracy of the amounts deposited into, withdrawn from and on deposit in the Trust Accounts as described therein, and

2.                                       I have verified the mathematical accuracy of servicer calculations at face value (including the Historical Coverage Ratio and Prospective Coverage Ratio) and calculation of principal and interest due on the related Payment Date.

Very truly yours,

BNY MIDWEST TRUST COMPANY

By:
Name:
Title:

Date:

D-1

EXHIBIT E

Form of Servicer’s Notice Regarding Distribution Account

[SERVICER LETTERHEAD]

BNY Midwest Trust Company
2 North LaSalle, Suite 1020
Chicago, IL 60602
Attention: Corporate Trust/Structured Finance

Re:                               Servicer Notice Regarding Distribution Account

Ladies and Gentlemen:

Reference is made to that Indenture, dated as of April 28, 2003 (the “Indenture”), between Guess? Royalty Finance LLC, a limited liability company organized under the laws of the State of Delaware, and BNY Midwest Trust Company, acting as indenture trustee and not in its individual capacity.

This letter is being furnished pursuant to Section 8.2(a) of the Indenture, and shall serve as notice that the amount on deposit in the Distribution Account at least equals the Estimated Distribution Amount for the Payment Date next succeeding the last day of the current Measurement Period.

The calculation of the Estimated Distribution Amount appears below.

Very truly yours,

[SERVICER]

By:
Name:
Title:

Date:

E-1